Exhibit 99.1

FOR IMMEDIATE RELEASE
The RMR Group Inc. Announces Third Quarter Fiscal 2024 Results
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Newton, MA (August 1, 2024): The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended June 30, 2024, which can be found at the Quarterly Results section of RMR’s website at https://www.rmrgroup.com/investors-and-media/financial-information/default.aspx.
A conference call to discuss RMR’s fiscal third quarter results will be held on Friday, August 2, 2024 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 270-2148 or (412) 902-6510 (if calling from outside the U.S. and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 7801183. A live audio webcast of the conference call will also be available in a listen-only mode on RMR’s website, at www.rmrgroup.com. The archived webcast will be available for replay on RMR’s website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of RMR.
About The RMR Group:
The RMR Group is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. RMR’s vertical integration is supported by nearly 1,100 real estate professionals in more than 35 offices nationwide who manage over $41 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.
Contact:
Kevin Barry, Senior Director, Investor Relations
(617) 796-8230